EXHIBIT 23.9

(410) 561-4411                                            FAX:  (410) 561-4586


                                      WABC
                      WEIL, AKMAN, BAYLIN & COLEMAN, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                        201 West Padonia Road, Suite 600
                         Timonium, Maryland 21093-2186






                          INDEPENDENT AUDITOR'S CONSENT



As independent auditors, we hereby consent to the inclusion of our report dated August 4, 1995 with respect to Oncology-Hematology Associates, P.A. and Oncology-Hematology Infusion Therapy, Inc. in this Registration Statement on Form S-1 filed by PhyMatrix Corp.






/s/ Weil, Akman, Baylin & Coleman, P.A.

WEIL, AKMAN, BAYLIN & COLEMAN, P.A.
Timonium, Maryland
September 13, 1996